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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000, except as to the effect of the Distribution described in Note 2 which is as of June 15, 2000 and Note 15 which is as of May 17, 2000, relating to the consolidated financial statement of The Dun & Bradstreet Corporation and its subsidiaries at December 31, 1999 and December 31, 1998 and for the three years ended December 31, 1999 which appears in The New D&B Corporation's Registration Statement on Form 10/A-3.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 27, 2000 relating to the financial statements, which appears in the Annual Report of the Profit Participation Plan of The Dun & Bradstreet Corporation on Form 11-K for the year ended December 31, 1999.



/s/PricewaterhouseCoopers LLP
   PricewaterhouseCoopers LLP

New York, New York
September 27, 2000






















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